                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     This Agreement and Plan of Merger ("Agreement") dated for reference as of June 6, 1996, is entered into by and among Carbite, Inc., a California corporation ("Carbite"), Carbite Golf Inc., a corporation organized under the laws of the Province of British Columbia, Canada ("CGI"), and Carbite Acquisition Corp., a California corporation (the "Company"), all of the issued and outstanding stock of which is owned by CGI.

     For and in consideration of their respective covenants and undertakings set forth in this Agreement, the parties hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER
                                  ----------

     1.1  The Merger.
          ----------

          (1) Subject to the provisions of this Agreement, at the Effective Time (as defined in Section 1.1(b)), Carbite shall be merged with and into the Company (the "Merger") in accordance with the California General Corporation Law (the "CGCL"), whereupon the separate existence of Carbite shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). The Merger is, and the transactions contemplated by this Agreement are, sometimes referred to herein as the "Acquisition".

          (2) As soon as practicable after satisfaction or, to the extent provided hereunder, waiver of all conditions to the Merger, the Company and Carbite shall deliver to the Secretary of State of California, for filing, a Certificate of Merger together with all other filings or recordings required by the CGCL in connection with the Merger. The Merger shall be consummated, the closing of the Acquisition (the "Closing") shall occur, and the Merger shall become effective at such time as the Certificate of Merger is duly filed with the California Secretary of State, or at such later time as is specifically set forth in the Certificate of Merger (the "Effective Time"). The date on which the Closing takes place is sometimes hereinafter referred to as the "Closing Date". The Closing shall take place at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, San Diego, California 92101, or at such other place or such other time as the parties shall mutually agree.

          (3) From and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, and shall be subject to all of the restrictions, liabilities and duties of the Company and of Carbite, all as provided under the CGCL.

     1.2  Conversion of Shares.  Upon the effective date of the Merger:
          --------------------

          (1) The common shares of Carbite owned by CGI shall be canceled and no payment shall be made with respect thereto.

          (2) Each issued and outstanding share of the common stock of Carbite ("Carbite Common Stock") other than shares of Carbite Common Stock described in paragraph (a) above and shares of Carbite Common Stock that are "dissenting shares," as defined in Section 1300(b) of the CGCL, shall be converted, by virtue of the Merger, into 1.3287 shares of theretofore unissued CGI Common Stock and .197455 CGI Warrants, each Warrant to purchase one share of CGI Common Stock (subject to adjustment for fractional shares or warrants as provided in
Section 1.3 and to anti-dilution adjustment as provided in Section 8.11 hereof). Any shares of Carbite Common Stock which become "dissenting shares," as defined in Section 1300(b) of the CGCL, are herein referred to as shares of "Dissenting Carbite Stock." The form of Warrant shall be in the form attached hereto as Exhibit A.
---------

The foregoing conversion shall be deemed effected without any action on the part of the holders of Carbite Common Stock. Commencing at the Effective Time, however, each holder of an outstanding certificate or certificates theretofore representing shares of Carbite Common Stock may surrender the same to CGI, and such holder shall thereupon be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of CGI Common Stock and CGI Warrants into which the shares of Carbite Common Stock represented by the certificate or certificates so surrendered shall have been converted. After the Effective Time and prior to surrender, each outstanding certificate representing issued and outstanding shares of Carbite Common Stock shall be deemed for all purposes to evidence ownership of the number of shares of CGI Common Stock and CGI Warrants into which such shares of Carbite Common Stock have been converted and to have all of the rights and entitlements thereof.

     1.3  No Fractional Shares.  Neither certificates nor scrip for fractional
          --------------------
shares of CGI Common Stock or CGI Warrants will be issued, but in lieu thereof each holder of shares of Carbite Common Stock who otherwise would have been entitled to a fraction of a share of CGI Common Stock or a fraction of a CGI Warrant will be paid cash by CGI on the following basis: The amount paid shall be the product of the applicable fraction of a share multiplied by the average closing price of CGI Common Stock on the Vancouver Stock Exchange over the thirty (30) day period immediately preceding June 6, 1996.

     1.4  Dissenting Carbite Shareholders.  Carbite shall give CGI prompt notice
          -------------------------------
of any demands for the purchase of shares of Carbite Common Stock for cash. If any holder of shares of Carbite Common Stock demands that Carbite purchase such shares for cash in connection with the Merger pursuant to the provisions of
Section 1300 of the CGCL, but such holder withdraws his or her demand for such purchase (and Carbite consents to such withdrawal) or becomes ineligible to require such purchase, such shares of Carbite Common Stock shall be converted into, and such holder shall be deemed the record owner of, shares of CGI Common Stock and CGI Warrants determined in accordance with Section 1.2(b) of this Agreement (subject to anti-dilution adjustment as provided in Section 8.11 hereof).

     1.5  Spacciapolli Option.  Upon the Merger and at the Closing, CGI shall
          -------------------
provide to Michael A. Spacciapolli an option to acquire 607,000 shares of CGI Common Stock in exchange for the existing option Spacciapolli has to acquire 607,000 shares of Carbite Common Stock. Such option shall be in the form attached hereto as Exhibit B.
                   ---------

     1.6  Employment Agreements.  Upon the Merger and at the Closing, the
          ---------------------
Company shall enter into an employment agreement with each of Chester S. Shira and Michael A. Spacciapolli, which contracts shall be in the forms attached hereto as Exhibits C-1 and C-2, respectively.
          --------------------

     1.7  Additional Share Issuance.  Upon the Merger and at the Closing, CGI
          -------------------------
shall issue an additional 743,000 shares of CGI Common Stock to Michael A. Spacciapolli and Chester S. Shira as a control premium in view of the significance of their share position in Carbite.

     1.8  Compensation.  As compensation for services rendered and to be
          -------------
rendered, CGI shall, upon the Merger and at the Closing, issue shares of CGI Common Stock, up to an aggregate maximum of 72,000 shares, to the persons identified on Schedule 1.8 in the amounts set forth opposite their names thereon.

     1.9  Plan of Reorganization.  The parties agree that this Agreement shall
          ----------------------
constitute a Plan of Reorganization for purposes of Section 368 of the Internal Revenue Code.

                                   ARTICLE 2
                                   ---------

                           THE SURVIVING CORPORATION
                           -------------------------

     1.10 Articles of Incorporation of the Surviving Corporation.  At the
          ------------------------------------------------------
Effective Time:

          (1) Article First of the Articles of Incorporation of the Company shall be amended to read in its entirety as set forth below:

          "The name of this Corporation is Carbite, Inc."

          (2) As so amended, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by law.

     1.11  Bylaws of the Surviving Corporation.  At the Effective Time, the
           -----------------------------------
Bylaws of the Company as in effect immediately prior to the Effective Time, a copy of which is attached hereto as Exhibit D, shall be the Bylaws of the
                                    ---------
Surviving Corporation and thereafter may be amended in accordance with their terms and as provided by law, provided that such Bylaws shall be amended to provide that the number of directors shall be six, that the Board shall nominate for election to the Board three persons designated by Chester S. Shira and three persons designated by David Nairne and that this provision may be amended during the two years following Effective Time only by a unanimous vote of the shareholders of CGI. Following the Effective Time, CGI shall vote its shares of the Common Stock of the Company in accordance with this Section 2.2.

     1.12  Board of Directors of the Surviving Corporation and CGI.  At the
           -------------------------------------------------------
Effective Time, the directors of the Surviving Corporation shall be Chester S. Shira (who shall serve as Chairman), Michael A. Spacciapolli, Ron Cady, Ron Riemer, David Nairne, and Richard Thompson, each such director to hold office subject to the applicable provisions of the Bylaws of the Surviving Corporation. If at the Effective Time any of the foregoing persons shall for any reason be unwilling or unable to serve, the resulting vacancy shall be filled as provided in said Bylaws. Immediately following the Effective Time, the Board of Directors and Shareholders of CGI will elect the members of the Board of Directors of the Surviving Corporation as the members of the Board of Directors of CGI.

     1.13  Officers of the Surviving Corporation.  At the Effective Time, the
           -------------------------------------
officers of Carbite in office at such time shall become the officers of the Surviving Corporation, each such officer to hold office subject to Section 1.6 of this Agreement and the applicable provisions of the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF CARBITE
                   -----------------------------------------

     Carbite represents and warrants that:

     1.14  Valid Corporate Existence; Qualification.  Carbite is a corporation
           ----------------------------------------
duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to own, lease or otherwise hold its assets and properties and to carry on its business as now conducted. Carbite is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which Carbite owns or leases any real property or conducts any business, so as to require such qualification or licensing, except for instances where the failure to so qualify would not materially adversely affect the business or financial condition of Carbite. Schedule 3.1 lists the charter documents of Carbite, including its Articles of Incorporation, its Bylaws and all amendments thereto. There are no other amendments thereto. Such charter documents, as amended, are in full force and effect. The minute books of Carbite contain accurate records of all meetings of the Board of Directors thereof, any committee of the Board of Directors and the shareholders thereof, from the date of incorporation through the date of this Agreement, and accurately reflect all transactions passed upon by the Board of Directors, any committees thereof or the shareholders of Carbite.

     1.15  Capitalization of Carbite.  At October 31, 1996, the authorized
           -------------------------
capital stock of Carbite consisted of 48,000,000 shares of Carbite Common Stock, of which 9,242,858 shares were issued and outstanding, and 699,857 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, convertible securities or other similar instruments. At such date, no other shares were authorized or reserved for issuance by Carbite, and, except with regard to its shares reserved for issuance, Carbite had not entered into any agreement, or made any promise or commitment, to issue shares of its Common Stock or options or warrants to purchase its Common Stock, or securities convertible into its Common Stock or other similar instruments to any person. There are no agreements between or among any of Carbite's shareholders with respect to the voting of any shares of Carbite Common Stock on any matter, or providing for the appointment of any voting trustees, or any similar proxy, pooling, or shareholders' agreement.

     1.16  Subsidiaries and Affiliated Entities.
           ------------------------------------

           (1) Schedule 3.3 sets forth with respect to each corporation, partnership, joint venture or other business entity controlled by Carbite (hereinafter referred to collectively as the "Subsidiaries" and individually as a "Subsidiary"), (i) the name and jurisdiction of incorporation or other organization, (ii) the authorized, issued and outstanding shares of capital stock or other voting interests, (iii) the record and beneficial ownership of such outstanding shares or voting interests, and (iv) each jurisdiction in which it is duly qualified or licensed to do business and is in good standing as a foreign corporation, and, with respect to each other corporation, partnership, joint venture or other business entity of which Carbite or any Subsidiary owns, in the aggregate, five percent or more of the outstanding shares of any class or other interests, the information described in the foregoing clauses (i) and (ii) and the percentage of record and beneficial ownership of each class of outstanding shares or other interests owned by Carbite and each Subsidiary. As used herein "control" shall mean (i) the ownership of 50 percent or more of the voting securities or other voting interests of such corporation, partnership, joint venture or other business entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, joint venture or other business entity, whether through the ownership of voting shares, by contract or otherwise. Schedule 3.3 lists the charter documents of each Subsidiary, including the Articles of Incorporation and Bylaws (or other constituent instruments), as amended, of each Subsidiary. There are no other amendments thereto. The same, as amended, are in full force and effect. The minute books of each Subsidiary accurately reflect all transactions from inception of each Subsidiary through the date of this Agreement passed upon by the Board of Directors (or similar governing bodies), any committee thereof, or shareholders or other equity owners of such Subsidiary.

           (2) Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, and has full corporate power and authority to own, lease or otherwise hold its assets and properties and to carry on its business as now conducted. Each Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation or other business entity in all of the jurisdictions in which each such Subsidiary owns or leases any real property or conducts any business, so as to require such qualification or licensing, except for instances where the failure to so qualify would not materially adversely affect the business or financial condition of each such Subsidiary. All of the outstanding shares of capital stock or other voting interests of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and owned by Carbite or another Subsidiary free of any claims, liens, charges or encumbrances of any nature whatsoever.

     1.17  Options, Warrants, Etc.  As of October 31, 1996, except as set forth
           ----------------------
in Schedule 3.4, there are no outstanding options, warrants, rights, calls, subscriptions, commitments or agreements of any character whatsoever relating to, or calling for the issuance, transfer, sale or other disposition of, or the repurchase or other acquisition of, any shares, issued or unissued, of Carbite Common Stock, the capital stock or other voting interests of any Subsidiary or securities convertible or exchangeable into or for any of the foregoing (collectively "Rights"), to which Carbite or any Subsidiary is a party or by which Carbite or any Subsidiary is bound. Schedule 3.4 sets forth with respect to all employees of Carbite or a Subsidiary, and all other persons holding Rights, all Rights currently outstanding, specifying the plan or other arrangement pursuant to which the same were granted, the exercise price, exercise schedule, expiration date and other material terms thereof and any applicable special terms or restrictions of grant.

     1.18  Authority for Agreement.  Subject to obtaining the approval of the
           -----------------------
holders of Carbite Common Stock in accordance with the CGCL, Carbite has full corporate power and authority to execute and deliver this Agreement, to perform the transactions contemplated hereby and to consummate the Merger. Except for such shareholder approval, all corporate and other proceedings required to be taken by or an behalf of Carbite, including without limitation, all action required to be taken by the Board of Directors of Carbite, to authorize Carbite to enter into and carry out this Agreement, to perform the transactions contemplated hereby and to consummate the Merger, have been duly and properly taken. This Agreement has been duly executed and delivered by Carbite and is valid and binding upon Carbite in accordance with its terms.

     1.19  No Breach; Governmental Consents.  The execution and delivery of this
           --------------------------------
Agreement and the consummation of the transactions contemplated hereby will not, and with notice or the lapse of time or both would not (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or Bylaws (or other constituent instruments) of Carbite or any Subsidiary, or any mortgage, bond, indenture, agreement, franchise or other instrument or obligation to which Carbite or any Subsidiary is a party or by which any one of them or any of their properties or assets may be bound, except for cases, set forth in Schedule 3.6, in which appropriate, valid and binding waivers or consents will have been obtained prior to the Closing, (ii) violate any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, (iii) constitute a violation by Carbite or any of its Subsidiaries of any law or regulation of any jurisdiction as such law or regulation relates to Carbite or any of its Subsidiaries or to the securities, property or business of Carbite or any of its Subsidiaries, or (iv) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause any impairment of, any license or permit. Except as set forth in said Schedule 3.6 or as contemplated hereby, no consent, approval or authorization of, or declaration or filing on the part of Carbite or any Subsidiary with, any federal, state, local or foreign governmental or regulatory authority is required in connection with the valid execution and delivery of this Agreement or the performance by Carbite of any of the transactions contemplated hereby.

     1.20  Financial Statements.  The books of account and related records of
           --------------------
Carbite and each Subsidiary in reasonable detail accurately and fairly reflect, in all material respects, their respective assets, liabilities, capital, equity and transactions. The consolidated financial statements (including the notes thereto) of Carbite and its consolidated subsidiaries for the fiscal years ended December 31, 1995, 1994, and 1993 attached hereto as Schedule 3.7, are true and correct and fairly present the consolidated financial position of Carbite and its Subsidiaries as of said dates and the results of their operations and changes in shareholders' equity and financial position for such fiscal years, and were prepared in accordance with generally accepted accounting principles, applied on a basis consistent with prior fiscal years. The consolidated financial statements (including the notes thereto) of Carbite and its Subsidiaries for the nine-month period ended September 30, 1996, attached hereto as Schedule 3.7.1 fairly present the consolidated financial position of Carbite and its Subsidiaries as of said date and the results of their operations for such year-to-date period, were prepared in accordance with generally accepted accounting principles, applied on a basis consistent with prior fiscal years and include all adjustments necessary for a fair presentation. All references herein to the "Carbite Balance Sheet" shall be deemed to refer to the balance sheet as of September 30, 1996, contained in the consolidated financial statements of Carbite as of and for the period ended on such date and to the related notes thereto; all references herein to the "Balance Sheet Date" shall be deemed to refer to September 30, 1996; and all references herein to the "Carbite Statement of Income" shall be deemed to refer to the consolidated statement of income of Carbite for the nine-month period ended on the Balance Sheet Date contained in the consolidated financial statements of Carbite as of and for the period ended on such date and to the related notes thereto. Each of the Subsidiaries is included in the consolidated financial statements referred to in this Section 3.7.

     1.21  Liabilities.  Except as set forth in Schedule 3.8, there are no
           -----------
material liabilities of Carbite or any Subsidiary other than:

           (1) Liabilities disclosed or provided for in the Balance Sheet, including the notes to such Balance Sheet;

           (2) Liabilities incurred in the ordinary course of business since the Balance Sheet Date, none of which has been materially adverse to the business, assets, financial condition or results of operations of Carbite or a Subsidiary and none of which is attributable to any period prior to the Balance Sheet Date.

     "Liabilities" shall be read in the broadest sense and shall include all liabilities, debts and obligations, whether accrued, absolute or contingent, and whether due or to become due.

     Nothing has come to the attention of Carbite or any Subsidiary which would cause it to believe that there exist any circumstances, conditions, events or arrangements which may hereafter give rise to Liabilities except in the ordinary and usual course of business.

     1.22  Tax Matters.  Except as set forth in Schedule 3.9, (i) Carbite has
           -----------
filed all returns, reports and declarations required to be filed for all periods prior to the Closing Date and has not extended any time in which to file any such returns, reports or declarations, (ii) Carbite has paid, at the time and in the manner required, all taxes shown to be due on any returns, reports and declarations and is not delinquent in the payment of any estimated taxes, and
(iii) no audit or investigation of Carbite's liability for any Taxes is pending or in progress, and Carbite has not received any notice of, and has no knowledge that, any such audit or investigation will be commenced or is threatened. Except as set forth in Schedule 3.9, no deficiency or adjustment in respect of Taxes which has been assessed against Carbite remains unpaid, and Carbite has no knowledge of any unassessed tax deficiency proposed or threatened, or any tax audits or investigations pending or threatened against Carbite or any Subsidiary. For purposes of this Section and Section 4.9, the term "Tax" shall include all federal, state, local, foreign or other governmental income, franchise, gross receipts, property, sales, use, transfer, estimated excise, employment and other taxes of any nature whatsoever including, without limitation all interest, penalties, fines, assessments and deficiencies related thereto. For purposes of this Section, the term "Carbite" shall include all subsidiaries and any affiliated, combined or unitary group of which each such corporation is or was a member and any and all corporations which Carbite owns stock representing at least 50 percent of the total voting power or 50 percent of the value of such corporation.

     1.23  Affiliates.  Schedule 3.10 lists all persons who may be deemed to be
           ----------
"affiliates" of Carbite (collectively, the "Carbite Affiliates" and individually a "Carbite Affiliate"), as such term is used for purposes of Rule 145 promulgated under the Securities Act, and the record and beneficial ownership of all shares of Carbite Common Stock beneficially owned by such persons.

     1.24  Adverse Developments.  Since the Balance Sheet Date there has been no
           --------------------
(a) change in the assets, operations, business, financial condition or capital structure, including without limitation changes in the competitive position, sales or earnings of Carbite and the Subsidiaries or (b) adverse judgment in any lawsuit pending at the date hereof which have had or may have a materially adverse effect on the business or financial condition of Carbite or of Carbite and the Subsidiaries on a consolidated basis. Except as set forth in Schedule 3.11, neither Carbite nor any Subsidiary knows of any development of a nature that may have a materially adverse effect on the business or financial condition of Carbite or of Carbite and the Subsidiaries taken on a consolidated basis.

     1.25  Employees.  Schedule 3.12 sets forth with respect to each officer of
           ---------
Carbite and each employee of Carbite or any Subsidiary receiving a salary, as of the date hereof, at an annual rate exceeding $50,000, all remuneration paid or to be paid during Carbite's fiscal year ending December 31, 1996, and all commitments with respect to compensation for the year commencing January 1, 1997.

     1.26  Certain Transactions.  Except as set forth in Schedule 3.13, no
           --------------------
Carbite Affiliate, officer, director, or consultant receiving fees at an annual rate in excess of $50,000 from Carbite or any Subsidiary (i) owns, directly or indirectly, any interest in (except less than 1% stock holdings for investment purposes in securities of publicly-held and traded companies), or is an officer, director, consultant, agent or employee of, any corporation, firm, association or other business entity or organization that is a competitor, lessor, lessee, customer, supplier or distributor of Carbite or any Subsidiary, (ii) owns, directly or indirectly, in whole or in part, any invention, permit, license or secret or confidential information that Carbite or any Subsidiary is using, or
(iii) has any cause of action or other claim whatsoever (other than for indemnification under Carbite's or a Subsidiary's Articles of Incorporation or Bylaws or any policy of insurance maintained by Carbite or any Subsidiary or under applicable law, or for compensation, remuneration, fees or business expenses currently due, or under existing employment agreements) against, or owes any amount to, Carbite or any Subsidiary. Except as set forth in Schedule 3.13, there are no such transactions to which Carbite or any Subsidiary is a party, on the one hand, and any such person is a party as a disclosed principal, on the other hand, and any such transactions involving Carbite or any Subsidiary, on the one hand, and any of such persons, on the other hand, during the period covered by the financial statements described in Section 3.7 hereof, which are required in accordance with generally accepted accounting principles to be reflected in such financial statements, have been so reflected, and each of such transactions has been effected at prices, interest rates or charges that are substantially the same as those that would have been paid or incurred in similar transactions involving Carbite or any subsidiary and unaffiliated parties.

     1.27  Brokers.  Except for accountants and attorneys acting as such (and
           -------
not as brokers, finders or in other like capacity), all negotiations on behalf of Carbite relating to this Agreement and the transactions contemplated hereby have been carried on directly by it with CGI without the intervention of any broker, finder, investment banker or other third party representing Carbite. Except as provided in the preceding sentence, neither Carbite nor any officers, directors or agents of Carbite have engaged or authorized any broker, finder, investment banker or other third party to act on Carbite's behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or have consented to or acquiesced in anyone so acting, and Carbite knows of no claim for compensation from Carbite or CGI for so acting or of any basis for such a claim.

     1.28  Actions and Proceedings.  Except as set forth in Schedule 3.15, there
           -----------------------
are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of Carbite or any Subsidiary, threatened, against, involving or affecting Carbite or any Subsidiary or any of their respective properties or assets. There are no outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting Carbite or any Subsidiary or any of their respective properties or assets.

                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                              CGI AND THE COMPANY
                              -------------------

     CGI and the Company represent and warrant that:

     1.29  Valid Corporate Existence; Qualification. CGI and the Company are
           ----------------------------------------
corporations duly organized, validly existing and in good standing under the laws of the Province of British Columbia and the State of California, respectively, and have full corporate power and authority to own, lease or otherwise hold their assets and properties and to carry on their business as now conducted. Each of CGI and the Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases any real property or conducts any business, so as to require such qualification or licensing, except for instances where the failure to so qualify would not materially adversely affect its business or financial condition. Schedule 4.1 lists the charter documents of each of CGI and the Company, including its Articles of Incorporation, its Bylaws and all amendments thereto. There are no other amendments thereto. Such charter documents are in full force and effect. The minute books of each of CGI and the Company contain accurate records of all meetings of the Board of Directors thereof, any committee of the Board of Directors and the shareholders thereof from the date of incorporation through the date of this Agreement, and accurately reflect all transactions passed upon by the Board of Directors, any committees thereof or the shareholders.

     1.30  Capitalization of CGI. At June 30, 1996, the authorized capital stock
           ---------------------
of CGI consisted of 50,000,000 shares of CGI Common Stock, of which 7,874,251 shares were issued and outstanding, and 1,844,285 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, convertible securities or other similar instruments. At October 31, 1996, the authorized capital stock of CGI consisted of 50,000,000 shares of CGI Common Stock, of which 9,118,536 shares were issued and outstanding and 825,000 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, convertible securities, or other similar instruments. At such dates, no other shares were authorized or reserved for issuance by CGI, and, except with regard to its shares reserved for issuance, CGI had not entered into any agreement, or made any promise or commitment, to issue shares of its Common Stock or options or warrants to purchase its Common Stock or securities convertible into its Common Stock or other similar instruments to any other person. There are no agreements between or among any of CGI's shareholders with respect to the voting of any shares of CGI Common Stock on any matter, or providing for the appointment of any voting trustee, or any similar proxy pooling or shareholders agreement.

     1.31  Subsidiaries and Affiliated Entities.
           ------------------------------------

           (1) Schedule 4.3 sets forth with respect to each corporation, partnership, joint venture or other business entity controlled by CGI or the Company (hereinafter referred to collectively as the "CGI Subsidiaries" and individually as a "CGI Subsidiary"), (i) the name and jurisdiction of incorporation or other organization, (ii) the authorized, issued and outstanding shares of capital stock or other voting interests, (iii) the record and beneficial ownership of such outstanding shares or voting interests, and (iv) each jurisdiction in which it is duly qualified or licensed to do business and is in good standing as a foreign corporation, and, with respect to each other corporation, partnership, joint venture or other business entity of which CGI, the Company, or any CGI Subsidiary owns, in the aggregate, five percent or more of the outstanding shares of any class or other interests, the information described in the foregoing clauses (i) and (ii) and the percentage of record and beneficial ownership of each class of outstanding shares or other interests owned by CGI, the Company and each Subsidiary. As used herein "control" shall mean (i) the ownership of 50 percent or more of the voting securities or other voting interests of such corporation, partnership, joint venture or other business entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, joint venture or other business entity, whether through the ownership of voting shares, by contract or otherwise. Schedule 4.3 lists the charter documents of each CGI Subsidiary, including the Articles of Incorporation and Bylaws (or other constituent instruments), as amended, of each CGI Subsidiary. There are no other amendments thereto. The same, as amended, are in full force and effect. The minute books of each CGI Subsidiary accurately reflect all transactions from inception of each CGI Subsidiary through the date of this Agreement passed upon by the Board of Directors (or similar governing bodies), any committee thereof, or shareholders or other equity owners of such CGI Subsidiary.

           (2) Each CGI Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, and has full corporate power and authority to own, lease or otherwise hold its assets and properties and to carry on its business as now conducted. Each CGI Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation or other business entity all of the jurisdictions in which each such Subsidiary owns or leases any real property or conducts any business, so as to require such qualification or licensing, except for instances where the failure to so qualify would not materially adversely affect the business or financial condition of each such CGI Subsidiary. All of the outstanding shares of capital stock or other voting interests of each CGI Subsidiary are validly issued and outstanding, fully paid and nonassessable, and owned by CGI, the Company or another Subsidiary free of any claims, liens, charges or encumbrances of any nature whatsoever.

     1.32  Options, Warrants, Etc.  As of October 31, 1996, except as set forth
           ----------------------
in Schedule 4.4, there are no outstanding options, warrants, rights, calls, subscriptions, commitments or agreements of any character whatsoever relating to, or calling for the issuance, transfer, sale or other disposition of, or the repurchase or other acquisition of, any shares, issued or unissued, of CGI Common Stock or Company Common Stock, the capital stock or other voting interests of any CGI Subsidiary or securities convertible or exchangeable into or for any of the foregoing (collectively "Rights"), to which CGI or any Subsidiary is a party or by which CGI or any Subsidiary is bound. Schedule 4.4 sets forth with respect to all employees of CGI or a CGI Subsidiary, and all other persons holding Rights, all Rights currently outstanding, specifying the plan or other arrangement pursuant to which the same were granted, the exercise price, exercise schedule, expiration date and other material terms thereof and any applicable special terms or restrictions of grant.

     1.33  Authority for Agreement.  Subject to obtaining the approval of the
           -----------------------
Vancouver Stock Exchange, each of CGI and the Company has obtained the requisite approvals of the boards of directors and shareholders of CGI and the Company, respectively, and each of CGI and the Company has full corporate power and authority to execute and deliver this Agreement, to perform the transactions contemplated hereby and to consummate the Merger. All corporate and other proceedings required to be taken by or an behalf of CGI or the Company, including without limitation, all action required to be taken by the Board of Directors of CGI and the Company, to authorize CGI and the Company to enter into and carry out this Agreement, to perform the transactions contemplated hereby and to consummate the Merger, have been duly and properly taken. This Agreement has been duly executed and delivered by CGI and the Company and is valid and binding upon CGI and the Company in accordance with its terms.

     1.34  No Breach; Governmental Consents.  The execution and delivery of this
           --------------------------------
Agreement and the consummation of the transactions contemplated hereby will not, and with notice or the lapse of time or both would not (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or Bylaws (or other constituent instruments) of CGI, the Company, or any CGI Subsidiary, or any mortgage, bond, indenture, agreement, franchise or other instrument or obligation to which CGI, the Company, or any CGI Subsidiary is a party or by which any one of them or any of their properties or assets may be bound, (ii) violate any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, (iii) constitute a violation by CGI, the Company, or any CGI Subsidiary of any law or regulation of any jurisdiction as such law or regulation relates to CGI, the Company, or any CGI Subsidiary or to the securities, property or business of CGI, the Company, or any CGI Subsidiary, or (iv) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause any impairment of, any license or permit. No consent, approval or authorization of, or declaration or filing on the part of CGI, the Company or any CGI Subsidiary with any federal, state, local or foreign governmental or regulatory authority is required in connection with the valid execution and delivery of this Agreement or the performance by CGI and the Company of any of the transactions contemplated hereby.

     1.35  Financial Statements.  The books of account and related records of
           --------------------
CGI, the Company, and each CGI Subsidiary in reasonable detail accurately and fairly reflect, in all material respects, their respective assets, liabilities, capital, equity and transactions. The consolidated financial statements (including the notes thereto) of CGI and its consolidated subsidiaries for the fiscal years ended December 31, 1995, 1994, and 1993, attached hereto as
Schedule 4.7, are true and correct and fairly present the consolidated financial position of CGI, and the CGI Subsidiaries as of said dates and the results of their operations and changes in shareholders' equity and financial position for such fiscal years, and were prepared in accordance with generally accepted accounting principles, applied on a basis consistent with prior fiscal years. The consolidated financial statements (including the notes thereto) of CGI and the CGI Subsidiaries for the nine-month period ended September 30, 1996, attached hereto as Schedule 4.7.1 fairly present the consolidated financial position of CGI and the CGI Subsidiaries as of said date and the results of their operations for such year-to-date period, were prepared in accordance with generally accepted accounting principles, applied on a basis consistent with prior fiscal years and include all adjustments necessary for a fair presentation. All references herein to the "CGI Balance Sheet" shall be deemed to refer to the CGI balance sheet as of September 30, 1996, contained in the consolidated financial statements of CGI as of and for the period ended on such date and to the related notes thereto; all references herein to the "Balance Sheet Date" shall be deemed to refer to September 30, 1996; and all references herein to the "CGI Statement of Income" shall be deemed to refer to the consolidated statement of income of CGI for the nine-month period ended on the Balance Sheet Date contained in the consolidated financial statements of CGI as of and for the period ended on such date and to the related notes thereto. Each of the CGI Subsidiaries is included in the consolidated financial statements referred to in this Section 4.7.

     1.36  Liabilities.  Except as set forth in Schedule 4.8, there are no
           -----------
material liabilities of CGI, the Company, or any CGI  Subsidiary other than:

           (1) Liabilities disclosed or provided for in the Balance Sheet, including the notes to such Balance Sheet;

           (2) Liabilities incurred in the ordinary course of business since the Balance Sheet Date, none of which has been materially adverse to the business, assets, financial condition or results of operations of CGI, the Company or a CGI Subsidiary and none of which is attributable to any period prior to the Balance Sheet Date.

     "Liabilities" shall be read in the broadest sense and shall include all liabilities, debts and obligations, whether accrued, absolute or contingent, and whether due or to become due.

     Nothing has come to the attention of CGI, the Company or any CGI Subsidiary which would cause it to believe that there exist any circumstances, conditions, events or arrangements which may hereafter give rise to Liabilities except in the ordinary and usual course of business.

     1.37  Tax Matters.  Except as set forth in Schedule 4.9, (i) CGI and the
           -----------
Company have filed all returns, reports and declarations required to be filed for all periods prior to the Closing Date and CGI and the Company have not extended any time in which to file any such returns, reports or declarations
(ii) CGI and the Company have paid, at the time and in the manner required, all taxes shown to be due on any returns, reports and declarations and CGI and the Company are not delinquent in the payment of any estimated taxes; and (iii) no audit or investigation of CGI's or the Company's liability for any Taxes is pending or in progress, and neither CGI nor the Company has received any notice of, and has no knowledge that, any such audit or investigation will be commenced or is threatened. Except as set forth in Schedule 4.9, no deficiency or adjustment in respect of Taxes which has been assessed against CGI or the Company remains unpaid, and neither CGI nor the Company has any knowledge of any proposed or threatened assessments, or any tax audits or investigations pending or threatened against CGI or the Company. For purposes of this Section, the term "CGI" or the "Company" shall include all subsidiaries and the affiliated, combined or unitary group of which each such corporation is or was a member and any and all corporations which CGI or the Company owns stock representing at least 50 percent of the total voting power or 50 percent of the value of such corporation. Further, CGI and the Company represent that: (i) prior to the transaction, CGI will be in control of Company within the meaning of Section 368(c)(1) of the Internal Revenue Code; (ii) following the transaction, Company will not issue additional shares of its stock that would result in CGI losing control of Company within the meaning of Section 368(c) of the Internal Revenue Code; (iii) CGI has no plan or intention to reacquire any of its stock issued in the transaction; (iv) CGI has no plan or intention to liquidate Company; to merge Company with and into another corporation; to sell or otherwise dispose of the stock of Company; or to cause Company to sell or otherwise dispose of any of the assets of Target acquired in the transaction, except for dispositions made in the ordinary course of business; (v) following the transaction, Company will continue the historic business of Carbite or use a significant portion of Carbite's business assets in a business; (vi) CGI, Company, Carbite and the shareholders of Carbite will pay their respective expenses, if any, incurred in connection with the transaction; and (vii) there is no intercorporate indebtedness existing between CGI and Carbite or between Company and Carbite that was issued, acquired, or will be settled at a discount.

     1.38  Affiliates.  Schedule 4.10 lists all persons who may be deemed to be
           ----------
"affiliates" of CGI (collectively, the "CGI Affiliates" and individually a "CGI Affiliate"), as such term is used for purposes of Rule 145 promulgated under the Securities Act, and the record and beneficial ownership of all shares of CGI Common Stock beneficially owned by such persons.

     1.39  Adverse Developments.  Since the Balance Sheet Date there has been no
           --------------------
(a) change in the assets, operations, business, financial condition or capital structure, including without limitation changes in the competitive position, sales or earnings of CGI, the Company, and the CGI Subsidiaries or (b) adverse judgment in any lawsuit pending at the date hereof which have had or may have a materially adverse effect on the business or financial condition of CGI, the Company, and the CGI Subsidiaries on a consolidated basis. Neither CGI nor the Company knows of any development of a nature that may have a materially adverse effect on the business or financial condition of CGI or of CGI, the Company, and the CGI Subsidiaries taken on a consolidated basis.

     1.40  Employees.  Schedule 4.12 sets forth with respect to each officer of
           ---------
CGI and the Company, all remuneration paid or to be paid during CGI's fiscal year ending December 31, 1996, and all commitments with respect to such compensation for the year commencing January 1, 1996.

     1.41  Certain Transactions.  Except as set forth in Schedule 4.13, no CGI
           --------------------
Affiliate, officer, director, or consultant receiving fees at an annual rate in excess of $50,000 from CGI or any CGI `Subsidiary (i) owns, directly or indirectly, any interest in (except less than 1% stock holdings for investment purposes in securities of publicly-held and traded companies), or is an officer, director, consultant, agent or employee of, any corporation, firm, association or other business entity or organization that is a competitor, lessor, lessee, customer, supplier or distributor of CGI or any CGI Subsidiary, (ii) owns, directly or indirectly, in whole or in part, any invention, permit, license or secret or confidential information that CGI or any CGI Subsidiary is using or the use of which is necessary or desirable for the conduct of its business, or
(iii) has any cause of action or other claim whatsoever (other than for indemnification under CGI's or a CGI Subsidiary's Articles of Incorporation or Bylaws or any policy of insurance maintained by CGI or any CGI Subsidiary or under applicable law, or for compensation, remuneration, fees or business expenses currently due, or under existing employment agreements) against, or owes any amount to, CGI or any CGI Subsidiary. Except as set forth in Schedule 4.13, there are no such transactions to which CGI or any CGI Subsidiary is a party, on the one hand, and any such person is a party as a disclosed principal, on the other hand, and any such transactions involving CGI or any CGI Subsidiary, on the one hand, and any of such persons, on the other hand, during the period covered by the financial statements described in Section 4.7 hereof, which are required in accordance with generally accepted accounting principles to be reflected in such financial statements, have been so reflected, and each of such transactions has been effected at prices, interest rates or charges that are substantially the same as those that would have been paid or incurred in similar transactions involving CGI or any CGI subsidiary and unaffiliated parties.

     1.42  Brokers. Except for accountants and attorneys acting as such (and not
           -------
as brokers, finders or in other like capacity), all negotiations on behalf of CGI relating to this Agreement and the transactions contemplated hereby have been carried on directly by it with CGI without the intervention of any broker, finder, investment banker or other third party representing CGI. Except as provided in the preceding sentence, neither CGI nor any officers, directors or agents of CGI have engaged or authorized any broker, finder, investment banker or other third party to act on CGI's behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or have consented to or acquiesced in anyone so acting, and CGI knows of no claim for compensation from CGI or Carbite, other than shares of CGI Common Stock to be issued to David Nairne as described herein, for so acting or of any basis for such a claim.

     1.43  Actions and Proceedings.  Except as set forth in Schedule 4.15, there
           -----------------------
are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of CGI or any CGI Subsidiary, threatened, against, involving or affecting CGI or any CGI Subsidiary or any of their respective properties or assets. There are no outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting CGI or any CGI Subsidiary or any of their respective properties or assets.

     1.44  Securities Filings.  CGI has timely filed all documents and reports
           ------------------
required to be filed by it with the Vancouver Stock Exchange and the Securities Commission of the Province of British Columbia. Such filings, which have been provided to Carbite and upon which Carbite has relied in entering into this Agreement, do not contain any material misstatement of fact and do not omit to state any fact necessary to make the statements made therein not misleading.

     1.45  Prior Issuances. All issuances of securities by CGI prior to the date
           ---------------
of this Agreement have been made in full compliance with applicable law. CGI is not aware of any pending litigation, threatened claim, or unasserted possible claim seeking damages or recision as a consequence of any such issuance.

                                   ARTICLE 5
                                   ---------

                     SHAREHOLDER APPROVAL AND TERMINATION
                     ------------------------------------

     1.46  Shareholder Approval.  Carbite agrees to take appropriate action to
           --------------------
call a shareholders' meeting (the "Carbite Shareholders' Meeting") to be held at the earliest practicable date to consider approval of the transactions contemplated by this Agreement. Subject to receiving the fairness opinion described in Section 7.3(g), Carbite's Board of Directors shall recommend that the shareholders approve such transactions and shall use reasonable commercial efforts to secure such approval. CGI, as the sole shareholder of the Company, shall vote its shares of common stock of the Company to approve the Merger.

     1.47  Termination.  This Agreement may be terminated, notwithstanding prior
           -----------
approval hereof and of the transactions contemplated hereby by the Boards of Directors of CGI, the Company, and Carbite or by the shareholders of Carbite or by CGI as the sole shareholder of the Company, (i) by CGI and the Company or by Carbite, respectively, if the Closing shall not have occurred on or before April 30, 1997, or any later date to which such date may be extended by agreement of the parties, such termination to be effective five business days after notice by the terminating party or parties to the other party or parties or (ii) by mutual consent of the parties hereto at any time prior to the Effective Time. In the event of any termination pursuant to this Section 5.2, the parties shall be released from all liabilities and obligations arising under this Agreement with respect to matters contemplated by this Agreement, other than for damages to the extent arising from a prior breach of this Agreement.

                                   ARTICLE 6

                           COVENANTS OF THE PARTIES
                           ------------------------

     1.48  Commercially Reasonable Efforts.  Subject to the terms and conditions
           -------------------------------
of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the merger as soon as practicable after the satisfaction of the conditions set forth in Article 7 hereof.

     1.49  Public Announcements. The parties will consult with each other before
           --------------------
issuing any press release or making any public statement with respect to this Agreement and the Acquisition, and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement prior to such consultation and without the approval of the other.

     1.50  Further Assurances. At and after the Effective Time, the officers and
           ------------------
directors of the Surviving Corporation will be authorized to execute and deliver in the name and on behalf of Carbite, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Carbite, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties or assets of Carbite acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     1.51  Conduct of Business.  Each party shall conduct its business only in
           -------------------
the ordinary and usual course, and make no change in any respect in any of its business policies or practices without the prior written consent of the other parties.

     1.52  Notice of Actions and Proceedings.  Each party shall promptly notify
           ---------------------------------
the other parties of any actions, claims or legal, administrative or arbitration proceedings or investigations threatened or commenced against it, which, if pending on the date hereof, would have been required to be described in a schedule previously delivered pursuant to this Agreement or which otherwise relate to, or affect, its business or assets in any material respect or the consummation of the Merger and the transactions contemplated hereby.

     1.53  Satisfaction of Conditions.  Neither Carbite, CGI, nor the Company
           --------------------------
shall take or omit to take any action that would result in nonsatisfaction of any of the conditions set forth in Article 7 hereof. Each of Carbite, CGI, and the Company shall exercise reasonable commercial efforts to cause or facilitate the satisfaction of each condition set forth in Article 7 hereof. Without limiting the generality of the foregoing, except to the extent required by this Agreement or consented to in advance in writing by CGI and Carbite, each party to this Agreement shall not: (i) effect any amendment to or change in its Articles of Incorporation or Bylaws, (ii) effect any change in its authorized capital stock or the shares of its capital stock reserved for issuance,

(iii) issue or sell, or agree to issue or sell, any of its capital stock or effect any subdivision, combination or other recapitalization affecting its capital stock (except for the issuance of shares reserved for issuance under Rights as set forth in Sections 3.2 and 4.2 hereof), (iv) grant or agree to grant any Rights in addition to those set forth in Schedules 3.4 and 4.4 or amend or agree to amend any Rights therein set forth or permit the exercise thereof otherwise than in accordance with their terms or as contemplated hereby;
(v) declare, pay or set aside any dividends or other distribution or payments on its capital stock, or redeem or repurchase any shares of its capital stock; (vi) incur or assume any Liability, except Liabilities arising in the ordinary and usual course of business and except as permitted by this Section 6.6; (vii) pay or satisfy any Liability except Liabilities existing on the Balance Sheet Date or Liabilities thereafter incurred in accordance with subsection (vi) hereof; or pay any Liability other than in the ordinary course of business; (vii) grant or modify the terms of any bonus or make any payment to any officer, director, consultant or agent or commit or agree to make or pay the same (other than normal salaries or other periodic payments in effort on the date hereof); or
(viii) make any loans or advances to any officer, director, consultant or agent.

     1.54  Registration and Listing of Securities.  CGI shall exercise its best
           --------------------------------------
efforts to obtain the necessary permits, registrations, qualifications, exemptions, listings, and approvals, including, without limitation, a permit under the CGCL, registration or exemption from registration of the issuance of the shares of CGI Common Stock issued hereunder and the shares underlying the CGI Warrants under the laws of the Province of British Columbia, and the listing of such shares on the Vancouver Stock Exchange, to cause such shares, upon their issuance, to be freely tradeable, without legend or restriction, on the Vancouver Stock Exchange. Following the Effective Time, CGI will make all filings with the Vancouver Stock Exchange, the securities regulatory authorities of the Province of British Columbia, and any other relevant regulatory authorities or otherwise to assure that such shares remain freely tradeable, without legend or restriction, on the Vancouver Stock Exchange.

     1.55  Tax Compliance.  All parties to this Agreement intend that this
           --------------
transaction will qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986. Consequently, all parties agree to file all tax returns and filing consistent with this treatment and agree not to take any inconsistent position on any document, report, filing or for any other purpose.

                                   ARTICLE 7
                                   ---------

                           CONDITIONS TO THE MERGER
                           ------------------------

     1.56  Conditions to the Obligations of Each Party.  The obligations of the
           -------------------------------------------
parties to consummate the Merger are subject to the satisfaction of the following conditions at Closing:

           (1) The Merger shall have been approved by the holders of a majority of the outstanding shares of Carbite Common Stock entitled to vote thereon and fewer than ten percent

(10%) of the number of shares of Carbite Common Stock entitled to vote thereon shall be shares of Dissenting Carbite Stock or be eligible to become shares of Dissenting Carbite Stock.

           (2) No action, suit, proceeding or investigation shall have been instituted and be continuing before a court or before or by any governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency, to restrain or prevent the consummation of the Merger or the other transactions contemplated hereby, or seeking damages in the event of the consummation of the Merger or the transactions contemplated hereby.

     1.57  Conditions to the Obligations of CGI and the Company. The obligations
           ----------------------------------------------------
of CGI and the Company to consummate the Merger are subject to the satisfaction of the following:

           (1) Carbite shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

           (2) All representations and warranties of Carbite contained in this Agreement, in any exhibit hereto, or in any written statement (including financial statements), certificate, Schedule or other document delivered by it pursuant hereto or in connection with the transactions contemplated hereby (a) shall have been true and correct when made, and (b) shall be true and correct on and as of the Closing Date.

           (3) All actions by or in respect of, or filings with, any governmental body, agency or official, whether necessary or required to permit the consummation of the Merger so that the Surviving Corporation shall be able to continue to carry on the business of Carbite substantially in the manner now conducted shall have been taken, made, or obtained.

           (4) CGI and the Company shall have received, or be satisfied that they will receive, any material consents, approvals, or waivers from third parties required to consummate the Merger, or made necessary as a result of the Merger, including but not limited to the approval of the Vancouver Stock Exchange.

           (5) The number of shares of Carbite Common Stock issued and outstanding and reserved for issuance immediately prior to the Effective Time shall not exceed 9,333,715 and 607,000, respectively, including shares issued or to be issued pursuant to the Rights referred to in Section 3.4 hereof, and CGI shall have received a certificate of the Secretary of Carbite to such effect.

           (6) Except as permitted by this Agreement, there shall have been no material adverse change in the properties, business, financial or operating condition of Carbite;

           (7) The currently outstanding convertible notes of Carbite shall have been converted to Carbite Common Stock or repaid.

           (8) CGI shall have received a certificate, executed by the President of Carbite, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.2(a) through 7.2(g) have been satisfied.

           (9) CGI shall have received such other certificates, documents and instruments from or on behalf of Carbite as CGI shall reasonably request as being necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement.

     1.58  Conditions to the Obligation of Carbite. The obligation of Carbite to
           ---------------------------------------
consummate the Merger is subject to the satisfaction of the following conditions:

           (1) CGI and the Company shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

           (2) All representations and warranties of CGI and the Company contained in this Agreement or in any Exhibit hereto or in any written statement (including financial statements), certificate, schedule or other document delivered by CGI or the Company pursuant hereto or in connection with the transactions contemplated hereby (a) shall have been true and correct when made.

           (3) The holders of a majority of the number of shares of Carbite Common Stock entitled to vote thereon shall have approved the Merger at the Carbite Shareholders' Meeting.

           (4) CGI shall have received all exchange, state and provincial securities law or "blue sky" permits and other authorizations, including but not limited to the approval of the Vancouver Stock Exchange, necessary to carry out the transactions contemplated hereby. The shares of CGI Common Stock to be issued to the shareholders of Carbite as of the Closing will be approved for listing on the Vancouver Stock Exchange, will not bear any restrictive legend, and will be freely tradeable when issued.

           (5) The Merger shall have been approved by CGI as the sole shareholder of the Company.

           (6) Immediately prior to the Effective Time, the number of shares of CGI Common Stock issued and outstanding shall not exceed 9,118,536 and the number of shares of CGI Common Stock issuable upon the exercise of Rights shall not exceed 825,000.

           (7) Carbite shall have received an opinion, acceptable in form and substance to Carbite, of KPMG Chartered Accountant to the effect that the Merger is fair and reasonable in all material respects to the shareholders of Carbite and that (i) the value of the CGI Warrants and (ii) the amounts paid to dissenting shareholders is less than five percent of the value of the CGI Common Stock issued pursuant to
Section 1.2(b) of this Agreement.

           (8) The California Department of Corporations shall have approved the transactions contemplated by this Agreement after a hearing held pursuant to
Section 25142 of the CGCL.

           (9) Carbite shall have received from counsel to CGI an opinion, acceptable in form and substance to counsel for Carbite, that the Merger will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986.

           (10) On the Closing Date, the Company's working capital, determined without consideration of the effects of the Merger, shall be not less than Seven Hundred Thousand United States Dollars ($700,000).

           (11) Carbite shall have received a certificate, executed by the President of CGI, dated as of the Closing Date, to the effect that the conditions set forth in Sections 7.3(a) through 7.3(j) have been satisfied.

           (12) Carbite shall have received such other certificates, documents and instruments from or on behalf of CGI and the Company as Carbite shall reasonably request as being necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 8
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     1.59  Amendment and Waiver.  This Agreement may be amended, modified,
           --------------------
superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Carbite, on the one hand, and CGI and the Company, on the other hand. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, provision, covenant or condition contained herein as a condition to such party's obligation hereunder, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty of this Agreement. Subject to applicable law, this Agreement may be amended upon authorization by the parties hereto before or after the Carbite Shareholders' Meeting at any time prior to the Effective Time; provided, however, that, without the vote required by the CGCL, no such amendment effected after the Carbite Shareholders' Meeting shall diminish the consideration to be delivered in exchange for Carbite Common Stock as described in Section 1.2(b) hereof.

     1.60  Necessary Acts.  All parties to this Agreement shall perform any and
           --------------
all acts as well as execute any and all documents that reasonably may be necessary or appropriate to fully carry out the provisions and intent of this Agreement.

     1.61  Notices.  All notices, requests and other communications to any party
           -------
hereunder shall be in writing (including telecopy or similar writing) and shall be given as follows:

     If to CGI or the Company to:

           Carbite Golf Inc.
           Michael Scholz
           2700 - 700 West Georgia Street
           Vancouver, B.C.
           V7Y IB8

     If to Carbite, to:

           President
           6370 Nancy Ridge Drive, Suite 110
           San Diego, California  92121

or to such other address as may be designated by any of the foregoing individuals by written notice given in conformity herewith. Each such notice, request, or other communication shall be effective, if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation of receipt is received, or, if given by any other means, when delivered at the address specified in this Section.

     1.62  Survival of Representations, Warranties and Covenants.  The
           -----------------------------------------------------
representations, warranties, and covenants included or provided herein, or in any Schedule or certificate or other document delivered pursuant hereto, shall survive the Closing Date.

     1.63  Successors and Assigns.  The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Provided that no assignment of any rights or delegation of any obligations provided for herein may be made by any party hereto without the express prior written consent of the other parties.

     1.64  Governing Law.  This Agreement shall be construed in accordance with
           -------------
and governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

     1.65  Headings. The headings of the articles and sections of this Agreement
           --------
have been inserted solely for convenience of reference and shall in no way restrict or modify any of the terms or provisions hereof.

     1.66  Entire Agreement.  This Agreement and the Agreements contemplated by
           ----------------
the Exhibits hereto constitute the entire agreement and supersede all prior agreements and understandings (including any representations and warranties made by any party), both written and oral, among the parties with respect to the subject matter hereof.

     1.67  Counterparts.  This Agreement may be signed in any number of
           ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     1.68  Dissenters' Rights. CGI agrees that, if the Merger becomes effective,
           ------------------
it will promptly pay to any dissenting shareholders of Carbite the amounts, if any, to which they are entitled under the provisions of the CGCL.

     1.69  Anti-Dilution of CGI Common Stock and Carbite Common Stock.  All
           ----------------------------------------------------------
references herein to numbers of shares of CGI Common Stock or Carbite Common Stock, including, without limitation, the reference in subsection 1.2(b) hereof to the conversion ratio, pursuant to the Merger, of 1.3287 shares of CGI Common Stock and .197455 CGI Warrants per share of issued and outstanding Carbite Common Stock and the reference in Section 1.5 hereof to the number of shares of CGI Common Stock to be subject to options granted as therein provided and the exercise prices of such options, and the number of shares of CGI Common Stock to be issued pursuant to Section 1.7 hereof shall be appropriately adjusted to reflect any recapitalization, reclassification, split-up, stock dividend, rights offering, combination or reverse split made, declared or effected with respect to CGI Common Stock or Carbite Common Stock prior to the Effective Time.

                                  ARTICLE IX

                            QUALIFICATION CONDITION
                            -----------------------

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be duly executed on its behalf under its corporate authority, effective as of the day and year first above written.


CARBITE INC.


By:____________________________
  Its:_________________________


CARBITE GOLF INC.


By:____________________________
   Its: Chairman


CARBITE ACQUISITION CORP.


By:____________________________
   Its: Chairman